UNITED STATES

SECURITIES AND EXCHANGE

COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PANTHER MOTOR GROUP, INC

(Exact name of registrant in its charter)

Nevada	3751	46-1499235
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

10358 West McNab Road

Tamarac, Florida 33321

Tel.: 954-682-3693

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Copies of communications to:

Gregg E. Jaclin, Esq.

Anslow & Jaclin, LLP

195 Route 9 South, Suite204

Manalapan, NJ 07726

Tel. No.: (732) 409-1212

Fax No.: (732) 577-1188

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	2,516,500	$0.20	$503,300	$68.65

(1) This Registration Statement covers the resale by our selling shareholders of up to 2,516,500 shares of common stock previously issued to such selling shareholders.

(2) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price of the shares that were sold to our shareholders in a private placement memorandum. The price of $0.20 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTCBB at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED January 7, 2013

PANTHER MOTOR GROUP, INC.

2,516,500 SHARES OF COMMON STOCK

The selling security holders named in this prospectus are offering all of the shares of common stock offered through this prospectus.  We will not receive any proceeds from the sale of the common stock covered by this prospectus.

The selling security holders are offering 2,516,500 shares of the Company’s common stock at $0.20 per share.

Our common stock is presently not traded on any market or securities exchange. The selling security holders have not engaged any underwriter in connection with the sale of their shares of common stock.  Common stock being registered in this registration statement may be sold by selling security holders at a fixed price of $0.20 per share until our common stock is quoted on the OTC Bulletin Board (“OTCBB”) and thereafter at prevailing market prices or privately negotiated prices or in transactions that are not in the public market. The aggregate net proceeds that the selling shareholders will receive assuming all shares are sold at a fixed price of $0.20 per share is $503,300. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares of the selling security holders.

Panther Motor Group, Inc. is an emerging growth company, as defined in Section 2(a) of the Securities Act of 1933.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 2 to read about factors you should consider before buying shares of our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is: [                 ], 2013

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this Prospectus, the terms “Panther” “Company,” “we,” “us” and “our” refer to Panther Motor Group, Inc.

Overview

Panther Motor Group Inc., a Nevada corporation (“we”, “us”, “our”, or the “Company”), was formed on May 31, 2012. Through our wholly-owned subsidiary, Panther Motors, Inc., a Florida corporation that was incorporated on August 11, 2004 (“Panther Motors”), we manufacture and provide service to economical and unique personal transport vehicles. Our current product is a personal transport known by the trademarked name ScootCoupe. It is marketed in three engine displacements, 49cc, 125cc and 150cc, and distributed throughout the United States via fleet sales to commercial users and direct sales to retail consumers. We also provide part and technical services to our customer base as part of our core business. We derive 80 percent of our revenue from our 40 fleet customers in the form of vehicle and part sales, and the remaining 20 percent of revenue is derived from direct sales and parts to retail customers.

On June 1, 2012, we entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Panther Motors, and all of the shareholders of Panther Motors (the “Panther Motors Shareholders”), pursuant to which, we acquired 100% of the issued and outstanding securities of Panther Motors and, in exchange, the Panther Motors Shareholders received 10,000,000 shares of our common stock representing approximately 100% of the issued and outstanding securities of the Company on a fully diluted basis as of the closing date of the Share Exchange Agreement.

On January 5, 2013, the Company effected a 2 for 1 forward stock split of our common stock that decreased the price per share to $0.20 and increased the amount of outstanding shares.

We presently maintain our principal offices at 10358 West McNab Road, Tamarac, Florida 33321. Our telephone number is (954) 682-3693.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We have not made a decision whether to take advantage of any or all of these exemptions. If we do take advantage of any of these exemptions, we do not know if some investors will find our common stock less attractive as a result. The result may be a less active trading market for our common stock and our stock price may be more volatile.

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In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We could remain an “emerging growth company” for up to five years, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Where You Can Find Us

We presently maintain our principal offices at 10358 West McNab Road, Tamarac, Florida 33321 and our telephone number is (954) 682-3693.

The Offering

Common stock offered by selling security holders	2,516,500 shares of common stock. This number represents 11.18% of our current outstanding common stock (1).

Common stock outstanding before the offering	22,516,500 common shares.(2)

Common stock outstanding after the offering	22,516,500 common shares as of January 7, 2013.

Terms of the Offering	The selling security holders will determine when and how they will sell the common stock offered in this prospectus. The selling security holders will sell at a fixed price of $0.20 per share until our common stock is quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices or in transactions that are not in the public market.

Termination of the Offering	The offering will conclude upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) such time as all of the common stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act, or any other rule of similar effect.

Use of proceeds	We are not selling any shares of the common stock covered by this prospectus. We will not receive any proceeds from the sale of the common stock covered by this prospectus.

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 2.

(1)	Based on 22,516,500 shares of common stock outstanding as of January 7, 2012.

(2)	Except where we otherwise state, the information we present reflects our 2-for-1 forward stock split effected on January 5, 2013.

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RISK FACTORS

The shares of our common stock being offered for resale by the selling security holders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment.  You should carefully consider the risks described below and the other information in this process before investing in our common stock.

Risks Associated With Our Business

Our Future Success Is Dependent, In Part, On the Performance And Continued Service Of Dominick Livoti Jr. and Jinxiang Liu, Our Officers and Directors.

We are presently dependent to a great extent upon the experience, abilities and continued services of Dominick Livoti Jr. and Jinxiang Liu, our officers and directors. The loss of services of any of the management staff could have a material adverse effect on our business, financial condition or results of operation.

We Have No Plans To Pay Dividends.

To date, we have paid no cash dividends on our common shares. For the foreseeable future, earnings generated from our operations will be retained for use in our business and not to pay dividends.

We will need subsequent financing however there is no assurance that we will obtain it or obtain it under terms that are agreeable to us.

Although we anticipate that upon realization and completion of the full amount of this Offering, we will be able to generate additional capital to complete our plans, there cannot be any assurance that this can be accomplished. Consequently, we may determine a need to obtain additional financing which could cause additional dilution to subscribing shareholders to this offering. Should full subscription to this offering not be obtained, the purchasers of the Shares hereby offered may not realize any return on their investment and may be exposed to the loss of all or substantially all of their investment.

We will Rely on our Intellectual Property Rights, and if we are Unable to Protect these Rights we may Face increased Competition and our Business may be Materially Adversely Affected.

We regard our intellectual property as critical to our success, and we rely on copyright, patent and trade secret protection to protect our proprietary rights in intellectual property. We are currently pursuing and expect to continue pursuing the registration of copyrights, patents and trademarks in the United States and internationally. Effective trademark, copyright, trade secret or patent protection may not be available in every country in which our services are or will become available. Any of our intellectual property rights may be challenged, invalidated or circumvented, or the rights granted thereunder may not provide any competitive advantage. We could also incur substantial costs in asserting our intellectual property or proprietary rights against others, including any such rights obtained from third parties, and/or defending any infringement suits brought against us. Others may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets and know-how. We may be required to obtain licenses to certain intellectual property or other proprietary rights from third parties. Such licenses or proprietary rights may not be made available under acceptable terms, if at all. If we do not obtain required licenses or proprietary rights, we could encounter delays in product development or find that the development or sale of services requiring such licenses is foreclosed.

We depend on our suppliers for our components and raw materials, and our production or operating margins would be harmed if the cost of our raw materials were to significantly increase or if these suppliers are not able to meet our demand and alternative sources are not available.

Because some of the components used to make our products currently come from single or a limited number of suppliers, we are subject to significant supply and pricing risks. Many components that are available from multiple sources are at times subject to industry-wide shortages and significant commodity pricing fluctuations. If our suppliers are unable to meet our demand for components and raw materials and if we are unable to obtain an alternative source or if the price available from our current suppliers or an alternative source is prohibitive, our ability to maintain timely and cost-effective production of our products would be seriously harmed and our operating results would suffer. In addition, as we do not have long-term agreements with our major suppliers and cannot guarantee their stability, they may stop manufacturing our components at any time, with little or no notice.  In addition, if we are required to use alternative sources, we may be required to redesign some aspects of the affected products, which may involve delays and additional expense. If there are any significant interruptions in the supply of components or if prices rise significantly, we may be unable to manufacture sufficient quantities of our finished products or we may be unable to manufacture them at targeted cost levels, and our business and operating results could be harmed.

Any errors or defects contained in our products, or our failure to comply with applicable safety STANDARDS could result in recalls, delayed shipments, rejection of our products and damage to our reputation, and could expose us to regulatory or other legal action.

Our products may contain errors or defects that are discovered after commercial shipments have begun, which could result in the rejection of our products by our retailers, damage to our reputation, lost sales, diverted development resources and increased customer service and support costs and warranty claims. Individuals could sustain injuries from our products, and we may be subject to claims or lawsuits resulting from such injuries. There is a risk that these claims or liabilities may exceed, or fall outside the scope of, our insurance coverage. Moreover, we may be unable to retain adequate liability insurance in the future.

THERE MAY BE A LOWER THAN ANTICIPATED ACCEPTENCE OF OUR PRIMARY PRODUCT.

There is an established market for our primary product, the ScootCoupe. This market includes resort rental companies and personal users seeking a safer motorcycle. Although we have conducted market research and there has been excellent interest from customers for our personal transport vehicles, we do not know if such interest will continue and if we will be able to increase sales of our product. As our primary product is unlike other vehicles available and does not occupy a highly established market segment, we do not know if we will be able to sustain a substantial market for our primary product. If we do not sustain and/or grow a market, our sales will suffer and we may not be profitable.

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THE COST OF RAW MATERIALS USED BY OUR PRODUCTS MAY FLUCTUATE, WHICH COULD MATERIALLY REDUCE OUR PROFITABILITY.

At times, we may experience significant increases in our materials costs, primarily as a result of global increases in raw materials costs including steel, composite elements in fiberglass, and resin materials, as a result of increased demand and limited supply. We also purchase parts provided by suppliers that are manufactured from steel. The cost of these parts is impacted by the same economic conditions that impact the cost of the parts our original equipment manufacturer manufactures. The cost to manufacture the ScootCoupe and related service parts may be affected by fluctuations in prices for these raw materials. If costs of these raw materials increase, our profitability could be reduced.

CHANGES IN GOVERNMENT REGULATIONS COULD AFFECT THE MARKET FOR OUR PRIMARY PRODUCT.

Our primary product, the ScootCoupe is currently “street-legal” on most non-highway streets in the United States. With the less powerful 49cc model of the ScootCoupe, users do not need a motorcycle endorsement on their driver’s licenses in most states. The ScootCoupe is a unique vehicle and belongs to an established motorcycle market category; its street legality in all jurisdictions in the United States has been definitively established. There is a possibility that states or municipalities may alter or change their legal definitions of motorcycles in the future and the ScootCoupe may not legally be driven on streets, which we believe would significantly hurt the sales of our product in such locations. In addition, states may determine that the 49cc ScootCoupe requires a motorcycle endorsement to drive, which would substantially limit the number of potential purchasers of our product.

ACCIDENTS AND BAD PUBLICITY COULD SUBSTANTIALLY HURT OUR SALES.

If there are any well publicized accidents involving the ScootCoupe, our sales could decrease. As our product is unique and has not been highly established in the eyes of the American public, any adverse publicity could cause consumers to have negative associations with our product, and could hurt our sales and therefore our profitability.

Risks Associated with our Securities

THERE IS NO CURRENT TRADING MARKET FOR OUR COMMON STOCK, AND THERE IS NO ASSURANCE OF AN ESTABLISHED PUBLIC TRADING MARKET, WHICH WOULD ADVERSELY AFFECT THE ABILITY OF OUR INVESTORS TO SELL THEIR SECURITIES IN THE PUBLIC MARKET.

Our common stock is not currently listed or quoted for trading on any national securities exchange or national quotation system. There is no guarantee that any exchange or quotation system will permit our common stock to be listed and traded. If we fail to obtain a listing on a stock exchange, we may seek quotation on the OTC Bulletin Board. FINRA has enacted changes that limit quotations on the OTC Bulletin Board to securities of issuers that are current in their reports filed with the SEC. The effect on the OTC Bulletin Board of these rule changes and other proposed changes cannot be determined at this time. The OTC Bulletin Board is an inter-dealer, over-the-counter market that provides significantly less liquidity than stock exchanges. The quotation of our shares on the OTC Bulletin Board may result in a less liquid market available for existing and potential stockholders to trade our shares, could depress the trading price of our ordinary shares and could have a long-term adverse impact on our ability to raise capital in the future.

OUR SECURITIES ARE RESTRICTED SECURITIES WITH LIMITED TRANSFERABILITY.

Our securities should be considered a long-term, illiquid investment. Our common stock has not been registered under the Act, and cannot be sold without registration under the Act or any exemption from registration. In addition, our common stock is not registered under any state securities laws that would permit their transfer. Because of these restrictions and the absence of an active trading market for the securities, a shareholder will likely find it difficult to liquidate an investment.

THE PRICE OF OUR COMMON STOCK COULD BE VOLATILE AND COULD DECLINE FOLLOWING THIS OFFERING AT A TIME WHEN YOU WANT TO SELL YOUR HOLDINGS.

Numerous factors, many of which are beyond our control, may cause the market price of our ordinary shares to fluctuate significantly. These factors include:

•	our earnings releases, actual or anticipated changes in our earnings, fluctuations in our operating results or our failure to meet the expectations of financial market analysts and investors;
•	changes in financial estimates by us or by any securities analysts who might cover our stock;
•	speculation about our business in the press or the investment community;
•	significant developments relating to our relationships with our customers or suppliers;
•	stock market price and volume fluctuations of other publicly traded companies and, in particular, those that are in our industry;
•	demand for our products;
•	investor perceptions of our industry in general and our company in particular;
•	the operating and stock performance of comparable companies;
•	general economic conditions and trends;

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•	major catastrophic events;
•	announcements by us or our competitors of new products, significant acquisitions, strategic partnerships or divestitures;
•	changes in accounting standards, policies, guidance, interpretation or principles;
•	loss of external funding sources;
•	sales of our common stock, including sales by our directors, officers or significant shareholders; and
•	Additions or departures of key personnel.

Securities class action litigation is often instituted against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs to us and divert our management’s attention and resources.

Moreover, securities markets may from time to time experience significant price and volume fluctuations for reasons unrelated to operating performance of particular companies. These market fluctuations may adversely affect the price of our ordinary shares and other interests in our company at a time when you want to sell your interest in us.

IN THE EVENT THAT THE COMPANY’S SHARES ARE TRADED, THEY WILL MOST LIKELY TRADE UNDER $5.00 PER SHARE AND THUS WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS AND THESE RESTRICTIONS COULD SEVERLY AFFECT THE PRICE AND LIQUIDITY OF THE COMPANY’S SHARES.

In the event that our shares are traded, and our stock will most likely trade below $5.00 per share, and our stock will therefore be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Our common stock will probably be considered to be a “penny stock” and will subject to the additional regulations and risks of such a security. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this report, including in the documents incorporated by reference into this report, includes some statement that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our and their management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by the selling security holders. All of the net proceeds from the sale of our common stock will go to the selling security holders as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution”.  We have agreed to bear the expenses relating to the registration of the common stock for the selling security holders.

DETERMINATION OF OFFERING PRICE

Since our common stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was determined by the price of the common stock that was sold to our security holders pursuant to an exemption under Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated under the Securities Act of 1933.

The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

Although our common stock is not listed on a public exchange, we intend to obtain a listing on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

The common stock to be sold by the selling shareholders as provided in the “Selling Security Holders” section is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

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SELLING SECURITY HOLDERS

Except where we otherwise state, the information we present reflects our 2-for-1 forward stock split effected on January 5, 2013.

The common shares being offered for resale by the selling security holders consist of 2,516,500 shares of our common stock held by 40 shareholders. Such shareholders include: (i) the holders of 516,500 shares sold in our private offering pursuant to Regulation D Rule 506 completed in 2012 at an offering price of $0.20 per share and (ii) the holders of 2,000,000 shares transferred in exchange for services rendered.

The following table sets forth the names of the selling security holders, the number of shares of common stock beneficially owned by each of the selling stockholders as of  January 7, 2013 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of Selling Stockholder	Shares Beneficially Owned prior to Offering	Percentage Beneficially Owned prior to Offering		Shares to Offer	Shares Beneficially Owned after Offering	Percentage Beneficially Owned After Offering
Strategic Tactical Asset Trading LLC	200,000		*	200,000	-	-
Delaney Equity Group, LLC	300,000		*	300,000
ChunJing Liu	1,000		*	1,000	-	-
Dorothy & John Messina	10,000		*	10,000	-	-
Yolo Watersports (1)	500		*	500	-	-
Jim Shephard	500		*	500	-	-
Monica Thompson	500		*	500	-	-
Juan Yang	500		*	500	-	-
Cardinal Advisors, LLC	1,500,000	6.66%		1,500,000	-	-
Nicolaos Papantonatos Jennifer Papantonatos	1,500		*	1,500	-	-
Larry Buffington	500		*	500	-	-
Fantasea Scooter (2)	2,500		*	2,500	-	-
Melissa Sternberg	500		*	500	-	-
Peter & Denise Papatanatos	2,500		*	2,500	-	-
Peter Papatanatos	8,250		*	8,250	-	-
Edith Guggenheim	25,000		*	25,000	-	-
Antony Livoti	2,500		*	2,500	-	-
Esperanza Trespalacios	2,500		*	2,500	-	-
Paul Livoti	5,000		*	5,000	-	-
Susan Doyle	5,000		*	5,000	-	-
Marcie Schoenheit	500		*	500	-	-
Elizabeth Devine	500		*	500	-	-
JRY3 Enterprises Inc. (3)	2,500		*	2,500	-	-
Robert Parris	2,500		*	2,500	-	-
Dennis Papatanatos	5,000		*	5,000	-	-
Christopher Conlon	500		*	500	-	-
Joseph Kevin Conlon	425,000		*	425,000	-	-
Tito Cruz	500		*	500	-	-
Robert Bidlack	500		*	500	-	-
Tom Welby	500		*	500	-	-
George Delisle	500		*	500	-	-
Ellen Schnell	500		*	500	-	-
Christopher Weekes	500		*	500	-	-
Raquel Roth	500		*	500	-	-
Craig Fischer	500		*	500	-	-
Alejandra Diaz	500		*	500	-	-
Shawn McNamara	500		*	500	-	-
Alasdair Robert Clements	1,250		*	1,250	-	-
Kozma Gjikuria	2,500		*	2,500	-	-
Petrag Gjikuria	2,500		*	2,500	-	-
Total	2,516,500			2,516,500

*Less than 1%—

 -

(1)	Marcel Ventura is the principal of Yolo Watersports and has investment control of the shares of our common stock.
(2)	Steve Fontana is the principal of Fantasea Scooter and has investment control of the shares of our common stock.
(3)	John R. Yeager, III is the principal of JRY 3 Enterprises Inc. and has investment control of the shares of our common stock.
(4)	This amount includes 600,000 shares that have not yet vested.

There are no agreements between the Company and any selling shareholder pursuant to which the shares subject to this registration statement were issued.

To our knowledge, none of the selling shareholders or their beneficial owners:

–	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates; or
–	are broker-dealers or affiliated with broker-dealers.

7

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $0.20 per share until our shares are quoted on the OTCBB and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTC Bulletin Board, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $0.20 until a market develops for the stock.

Once a market has developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders, who may be deemed to be underwriters, directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

●	ordinary brokers transactions, which may include long or short sales,
●	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,
●	through direct sales to purchasers or sales effected through agents,
●	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
●	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. To our best knowledge, none of the selling security holders are broker-dealers or affiliates of broker dealers.

We will advise the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $50,000.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

8

DESCRIPTION OF SECURITIES

Authorized Capital Stock

Our authorized share capital consists of 100,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. As of January 7, 2013, an aggregate of 22,516,500 shares of common stock and no shares of preferred stock were issued and outstanding.

Common Stock

All outstanding shares of common stock are of the same class and have equal rights and attributes. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of common stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative or preemptive rights.

Preferred Stock

Our Articles of Incorporation authorizes the issuance of up to 10,000,000 shares of blank check preferred stock with designations, rights and preferences determined from time to time by its Board of Directors (the “Preferred Stock”). Accordingly, our Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the common stock. In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. As of the date of this Memorandum, the Company has not issued any shares of Preferred Stock and it does not currently have any plans to issues shares of Preferred Stock.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no outstanding options to purchase our securities.

Transfer Agent and Registrar

Currently we do not have a stock transfer agent.  However, upon filing this Registration Statement, we do intend to engage a transfer agent to issue physical certificates to our shareholders.

9

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Anslow & Jaclin, LLP located at 195 Route 9 South, Suite 204, Manalapan, NJ 07726 will pass on the validity of the common stock being offered pursuant to this registration statement.

The financial statements as of December 31, 2011 included in this prospectus and the registration statement have been audited by Lake & Associates, CPA’s 20283 State Road #7 Suite 300, Boca Raton, FL 33498, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DESCRIPTION OF BUSINESS

Overview

Panther Motor Group Inc., a Nevada corporation (“we”, “us”, “our”, or the “Company”), was formed on May 31, 2012. Through our wholly-owned subsidiary, Panther Motors, Inc., a Florida corporation that was incorporated on August 11, 2004 (“Panther Motors” or “Panther”), we manufacture and provide service to economical and unique personal transport vehicles. Our current product is a personal transport vehicle known by the trademarked name ScootCoupe. It is marketed in three engine displacements, 49cc, 125cc and 150cc, and distributed throughout the United States via fleet sales to commercial users and direct sales to retail consumers. We also provide part and technical services to our customer base as part of our core business. We derive 80 percent of our revenue from our 40 fleet customers in the form of vehicle and part sales, and the remaining 20 percent of revenue is derived from direct sales and parts to retail customers.

On June 1, 2012, we entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Panther Motors, and all of the shareholders of Panther Motors (the “Panther Motors Shareholders”), pursuant to which, we acquired 100% of the issued and outstanding securities of Panther Motors and, in exchange, the Panther Motors Shareholders received 10,000,000 shares of our common stock representing approximately 100% of the issued and outstanding securities of the Company on a fully diluted basis as of the closing date of the Share Exchange Agreement.

On January 5, 2013, the Company effected a 2 for 1 forward stock split of our common stock. As a result, the Company’s common stock has a price per share of $0.20 and the amount of outstanding common stock increased.

Products and Markets

Panther Motors currently manufactures and services the ScootCoupe, which is marketed in three engine displacements, 49cc, 125cc and 150cc, and distributed throughout the United States via fleet sales to commercial users and direct sales to retail consumers. We do not have any agreements in place with these commercial users. Panther Motors also provides part and technical services to its customer base as part of its core business.

Panther Motors designed and constructed the ScootCoupe to be conducive as a resort destination rental vehicle. As a result of its heavy duty, commercial grade construction, it has become a very popular and durable vehicle within the rental industry, particularly at popular resorts and vacation destinations.

We derive eighty percent (80%) of our revenue from our forty (40) fleet customers in form of vehicle and part sales, with the remaining twenty percent (20%) of revenue being derived from direct sales and parts to retail users. The P150 model (with a 150 cc engine) is the more popular model in the retail sector given its extra power and speed capability. Retail sales have grown in each of the last two (2) years as the product has gained more exposure.

P150Model

The P150 is equipped with a 150cc engine, has a top speed of approximately 55 miles per hour and has a retail value of $6987. It is the most popular ScootCoupe model with retail end users and with rental fleets in jurisdictions where it is allowed to be operated with a regular driver’s license. It is, and is expected to remain, powered by our homegrown Panther drivetrain.

P125 Model

Popular with Rental Fleets in jurisdictions where it is permissible to operate with a regular driver’s license. The P125 has a 125cc engine, top speed of 45mph and retail value of $6795. As we expand to Europe, we expect this model to be our most popular model in EU nations going forward. It is, and is expected to remain, powered by our homegrown Panther drivetrain.

10

49cc Model/P50 Model

Beginning in model year 2013, our 49cc Model will be renamed the P50 model. Our 49cc/P50 model is very popular with rental companies located in jurisdictions which allow it to be driven with a regular driver’s license. The P50 ScootCoupe cannot be sold in California but may be driven in all other jurisdictions within the United States. It is our most popular model with rental fleets in those locations where the P150 or P125 cannot be driven without a motorcycle endorsement. The 2013 P50 will be powered by the Piaggio (Vespa) 4T-4V 49cc engine and electronics package. This model has undergone a major redesign in 2012 to ensure its compliance with global standards for mopeds. We expect it to be a major seller in both domestic and foreign resort markets going forward. The 2013 P50 is anticipated to be released in October 2012.

Construction

Our core product, the ScootCoupe Motorcycle, is designed and assembled in the USA. Panther Motors owns all molds and jigs associated with their construction from raw materials. We employ a subcontractor to manufacture frame and body assemblies and then ship them to our Tamarac facility for final assembly and manufacturing.

Engines used in our products are produced by OEM contractors to specifications set forth by Panther Motors. Our 125cc and 150cc engines are manufactured by a leading engine manufacturer located in mainland China. Another leading engine manufacturer located in Italy manufacturers the engines used in our 49cc model. Lighting and brake components are purchased through leading global manufacturing specialists servicing the motorcycle industry. These engines are imported to our Tamarac facility where they are installed into our final products.

The completed ScootCoupe is manufactured in our Tamarac facility, where a unique 17 digit Vehicle Identification Number is assigned to each completed vehicle. The final products are compliant with all EPA ( Environmental Protection Agency) and NHTSA ( National Highway Traffic and Safety Administration) requirements for on road motorcycles.

Sources and Availability of Raw Materials

Raw materials such as bulk steel, fiberglass, and resin materials are purchased by our body assembly OEM and incorporated into the contract price. The contract price varies upon the quantity and speed of delivery dictated by a particular contract. Director Jinxiang Liu negotiates contracts on an annual basis and we enjoy an amicable relationship with our contractors.

Various other OEM contracts for our essential components are negotiated by director Jinxiang Liu on an annual or semi-annual basis.

In our seven-year history, we have never encountered a shortage or lack of availability for our essential raw materials or components.

Distribution

All ScootCoupe products are distributed from the Tamarac, Florida facility directly to resort rental fleets and many retail customers. Bulk fleet purchases are shipped via national truckload providers and smaller orders are crated and shipped via national LTL (“Less than Truckload”) Solution providers. In some cases individual retail orders are distributed via auto transport networks. Sales are generated via personal visits to resort rental companies or via telephone and internet leads originating from referrals and our company website. These leads are generated via our website and referrals from current customers

In May 2012, Panther Motors entered into an agreement with Trigger California (“GoCAR”), an affiliate of GoCAR Franchising Inc., of San Francisco, California to produce a Special Edition ScootCoupe to be named GoCAR, which will be used exclusively in GoCAR’s rental fleets currently operating in San Francisco, San Diego, Miami Beach, Barcelona, Spain and Lisbon, Portugal. The GoCAR will be produced exclusively in School Bus Yellow to differentiate it from ScootCoupe vehicles produced for other fleet customers.

Seasonality of Business

The core resort customer base of Panther Motors is well diversified regionally throughout the U.S. and we experience a predictable order flow throughout the year with spring and summer being our most active seasons. Order flow in autumn tends to slow with the exception of Caribbean and Florida orders, which accelerate into the Christmas holiday tourist season. Retail sales of vehicles and parts are most active in spring and summer seasons.

Research and Development

Since our inception in 2004, Panther Motors has been extremely active in enhancing and refreshing the ScootCoupe product. We made significant design updates in 2007, 2009 and now again in 2012. Each generation of product continues to improve and exceed the expectations of our customer base.

11

Panther Motors began a major refresh of the core 49cc ScootCoupe in 2011 to meet new vehicle standards for both the United States and European Union. This refresh included designing new framing components to accommodate new engine technology. The new P50 model will incorporate a 49cc, 4 valve, 4 stroke engine manufactured by Piaggio, a major Italian manufacturer of scooters, including Vespa. This Piaggio engine is only available in Piaggio and ScootCoupe products. In addition, investments were made to integrate a new brake system design and state of the art emissions equipment. The result will be a 125 mpg moped-class personal transport vehicle which emits less than 10 percent of permissible emissions. This 2013 P50 will be available to the U.S. market by October of 2012 and will be one of the most environmentally friendly vehicles ever introduced to the marketplace. Panther Motors achieved this benchmark with a total investment of $480,000. Panther Motors plans to market this Green vehicle as a neighborhood vehicle to gated communities around the nation as an alternative to golf carts which are commonly used. The major advantage of the P50 is that it can be used on roadways outside the community whereas the golf carts may not. Priced comparably to golf cart at $6599, the P50 will allow its users the freedom of leaving the gated community for shopping and recreational jaunts. It can also be driven with a regular driver’s license making it usable by virtually everyone.

While preparing the P50 for the global market, Panther Motors also incorporated the same lighting, glazing, body and seatbelt changes into the P125 and P150 models for 2013. These changes include lighting, seatbelt components, windscreen, and body materials that meet or exceed all current EU and US DOT safety standards. The 2013 P125 and P150 were approved for sale in the U.S market in July 2012 and are currently available. Panther Motors expects the P125 will be a core model for future European rental fleets upon final approval by the EU. Panther Motors has invested $125,000 into the P150 refresh and the P125.

In calendar 2013, Panther Motors plans to refresh the P150 and P125 electrical systems, engine casings and output shafts to eliminate the possibility of any aftermarket parts being used in these vehicles. The result of this redesign is that all future components of our products will have to be purchased directly through Panther Motors. Panther is budgeting $150,000 for this initiative.

Marketing

Panther Motors has been able to distribute its annual production consistently without any major marketing campaigns. The ScootCoupe vehicles were first introduced in September, 2005 in the Deerfield Beach, Fort Lauderdale and Key West rental operations of Dominick Livoti, co-founder of Panther Motors. Other rental companies placed orders to add them to their rental fleets of bicycles and scooters. At the end of 2006, fleets existed as far west as Honolulu, Hawaii and north to Newport Rhode Island. Panther Motors exhibited its products at the Dealer Expo in 2007 and 2008 to increase awareness of the ScootCoupe line. Throughout the years, additional fleet owners have turned to the ScootCoupe as a profitable addition to their rental companies. This word of mouth, organic growth has consumed nearly all of the annual production capabilities of Panther Motors. Today, Panther Motors has relationships with over 40 rental fleets from coast to coast.

In an attempt to maintain public awareness of the ScootCoupe, Panther Motors maintains a relationship with CBS where the ScootCoupe is offered as a prize on the well-known television show “The Price Is Right” with Drew Carey.

Looking ahead, Panther plans to attend a European Dealer Expo in 2013 and initiate a road tour to resort rental companies throughout Europe to jump start fleet sales in this region. We anticipate selling all available 2013 product during this road show. In addition, Panther holds many solid inquiries from established operators in Europe, Australia and Canada waiting for available product. Not until Panther Motors has financial capabilities to produce in excess of 500 units per annum will it need to embark on traditional advertising venues to sell its products.

Government Regulation

As a manufacturer of on road motorcycles, we are regulated by the NHTSA (National Highway Traffic Safety Agency) and the EPA. U.S. federal regulations require that we produce our vehicles to all current Federal Safety Standards and EPA emissions guidelines. We carefully review all new regulations and safety standards and integrate them into design changes, and the Company interacts with test labs and industry consultants to ensure and certify compliance.

We certify each model year vehicle through an application of test data to the EPA on an annual basis. Proposed changes to the EPA standards are published up to a year in advance so there is always ample time to adjust our products to ensure compliance. In addition, we retain a specialty law firm to keep us advised of any running changes in EPA guidelines.

NHTSA governs the compliance of Federal Safety Standards for Motorcycles and Panther Motors takes every possible measure to ensure compliance. Our long-standing relationship with one of the nation’s most respected test labs ensures that our vehicles and their core components exceed all federal safety standards in effect at the time of manufacture.

As we anticipate expanding our product line globally, we will encounter regulatory compliance and confirmatory testing requirements for other countries and regions. U.S. regulations are generally much more stringent than other nations with respect to safety, emission, and various other standards. Accordingly, many nations accept the U.S. Standards with a simple confirmatory inspection. However, the European Union requires extensive retesting of vehicles to their unique test procedures. Despite a variance in the procedure of the tests, we are confident the results will be the same and the ScootCoupe will be certified in due course, allowing us to sell our products in 22 EU nations. We have submitted samples to approved labs for preliminary testing and guidance and been advised of our compliance with existing ADR’s. We believe these core products will be available globally by summer of 2013, however we cannot make any assurance that we will be successful in accessing the global markets.

12

Competition

Globally, one other manufacturer produces a similar type three wheel side-by-side personal vehicle. Fox Industries of the Netherlands produces a small number of these vehicles known as the Trigger Scootercar. Their largest global customer, Trigger California, has entered into a five-year agreement to purchase Panther ScootCoupes for use in all their franchise operations.

At this time, Panther Motors knows of no other manufacturer constructing or planning to construct a similar vehicle which will compete in our core market sector of travel and tourism.

Intellectual Property

The U.S. federal trademark “ScootCoupe” is owned by Panther Motors and we have developed proprietary components and molds unique to the ScootCoupe vehicle. We own and hold these unique molds and components, which include, but are not limited to engine mounting framework and suspension, front end hubs and assemblies, body molds, rim molds, throttle cables, brake systems, LED lighting, glazing, roll bars, suspension parts, steering shafts, engine casings, output shafts and electrical wiring harness.

We do not operate any franchised locations but do intend to license the rental use of our products as part of our forward-looking business strategy. Selected operators will be charged an annual fee for the use of our marks in the course of their rental business.

Environmental Issues

At time of this writing, we have no environmental issues relating to our products in the United States. We are not aware of any environmental issues in any other nation or territory and have not received any notices of inquiry from any environmental agency domestic or abroad.

Employees

We currently have two employees, Dominick Livoti Jr and Jinxiang Liu. Other essential services such as assembly, shipping, bookkeeping, accounting, industry consulting and product testing are conducted by outsourced domestic private contractors and professionals.

DESCRIPTION OF PROPERTY

Our principal executive office is located at 10358 West McNab Road, Tamarac, Florida, 33321, and our telephone number is 954-682-3693.  Pursuant to an oral agreement, we lease our office space on a month-to-month basis from our Vice President, Jinxiang Liu for $3,700 per month.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for quoting of our common stock on the OTCBB upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be quoted on the OTCBB or, if quoted, that a public market will materialize.

Holders of Capital Stock

As of the date of this registration statement, we had 42 holders of our common stock.

Rule 144 Shares

As of the date of this registration statement, we do not have any shares of our common stock that are currently available for sale to the public in accordance with the volume and trading limitations of Rule 144.

Stock Option Grants

We currently have not issued any stock options.

13

CONSOLIDATED BALANCE SHEETS

As of September 30, 2012 and December 31, 2011

	September 30,	December 31,
	2012	2011
ASSETS
Current Assets
Cash	$30,297	$177,897
Accounts Receivable (Net of Allowance for Doubtful Accounts of $603 and $5,048, Respectively)	11,451	81,699
Inventory	536,237	464,078
Deposits with Suppliers	88,092	0

Total Current Assets	666,077	723,674

Property and Equipment, net	320,387	362,671
TOTAL ASSETS	$986,464	$1,086,345

LIABILITIES
Accounts Payable and Accrued Liabilities	$30,376	$114,368
Customer Deposits	8,000	44,792
Note Payable	85,000	75,000
Line of Credit	136,996	150,000
Total Current Liabilities	$260,372	$384,160

Related Party Loan Payable	390,853	200,853
Other Related Party Loan Payable	15,000	15,000
Total Liabilities	$666,225	$600,013

STOCKHOLDERS' EQUITY
Common stock (Par value $0.001, 100,000,000 shares authorized, 10,012,500 issued and outstanding as of September 30, 2012; 100,000,000 shares authorized, 10,000,000 issued and outstanding as of December 31, 2011.)	10,013	10,000

Additional Paid-in Capital	517,987	508,010
Accumulated Deficit	(207,761)	(31,678)
Total Stockholders' Equity	320,239	486,332

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$986,464	$1,086,345

See notes to financial statements.

14

PANTHER MOTOR GROUP INC

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the three	For the three	For the nine	For the nine
	months ended	months ended	months ended	months ended
	Sep 30, 2012	Sep 30, 2011	Sep 30, 2012	Sep 30, 2011

Sales	$101,394	$148,876	$512,209	$601,642
Cost of Goods Sold	45,706	93,450	284,714	386,679

Gross Profit	55,688	55,426	227,495	214,963

Operating Expenses
General and Administrative	47,895	58,020	207,266	165,536
Depreciation and Amortization	14,095	-	42,284	30,000

Total Operating Expense	61,990	58,020	249,550	195,536

Operating Income (Loss)	(6,302)	(2,594)	(22,055)	19,427

Other Income and Expense
Interest Expense	6,142	2,142	13,755	6,383
Total Other Income and Expense	6,142	2,142	13,755	6,383

Net Income (Loss)	$(12,444)	$(4,736)	$(35,810)	$13,044

Weighted average common shares outstanding:	10,003,804	10,000,000	10,001,277	10,000,000

Earnings Per Share	$-	$-	$-	$-

See notes to financial statements.

15

PANTHER MOTOR GROUP INC

CONSOLIDATED STATEMENTS OF CASH FLOWS

Nine Months Ended September 30,

	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	$(35,810)		$13,044
Adjustments to reconcile net loss to cash used in operating activities
Depreciation and amortization	42,284		30,000
Recovery of bad debt	(4,445)		0
Issuance of founders' stock	5,000
Changes in Assets and Liabilities
Accounts Receivable	74,693		25,224
Inventory	(72,158)		(12,527)
Deposits with suppliers	(88,092)		-
Accounts Payable and accrued expenses	(83,992)		(935)
Customer Deposits	(36,792)		-

Net cash provided by operating activities	(199,312)		54,806

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of assets	-		(28,895)
Net cash used for investing activities	-		(28,895)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from related party loans	190,000		-
Proceeds from stock issuance	5,000		-
Repayment of bank line of credit	(13,004)		-
Distributions to shareholders	(140,284)		(10,000)
Loan proceeds	10,000		-

Net cash provided by (used for) financing activities	51,712		(10,000)

NET CHANGE IN CASH	(147,600)		15,911

CASH AT BEGINNING OF PERIOD	177,897		20,124

CASH AT END OF PERIOD	$30,297		$36,035

Supplemental Disclosure:
Interest Paid	$10,005	$
Stock issued for services	5,000

See notes to financial statements.

16

PANTHER MOTOR GROUP INC AND SUBSIDIARY

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

SEPTEMBER 30, 2012

NOTE 1 – CONDENSED FINANCIAL STATEMENTS

The accompanying interim financial statements have been prepared by management without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows as of and for the period ended September 30, 2012, and for all periods presented herein, have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Panther Motors, Inc.’s. December 31, 2011 audited financial statements.  The results of operations for the periods ended September 30, 2012 and September 30, 2011 are not necessarily indicative of the operating results for the full years.

Share Exchange

On June 1, 2012, Panther Motor Group, Inc. (legal acquiror, and accounting acquiree) acquired all outstanding stock of Panther Motors Inc. (legal acquiree and accounting acquiror). 100,000 shares of Panther Motors Group, Inc. were exchanged for each of 100 shares of Panther Motors Inc. As a result the shares outstanding increased from 100 to 10,000,000 for the combined entity as of the date of the share exchange. (See Note 2)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

The accounting policies applied in these condensed interim financial statements are the same as those applied by the Panther Motors Inc. in its audited consolidated financial statements as at and for the year ended December 31, 2011.

Share Exchange Accounting

We have accounted for this transaction as a reverse merger and the financial statements reported herein have been adjusted to reflect the combined results of operations and cash flows as if the share exchange had taken place at the beginning of the period being reported on.

NOTE 3 – NOTES PAYABLE

The Company has evaluated events and transactions subsequent to the audited financial statements dated December 30, 2012. The following events occurred:

Related Party Notes Payable

On January 31, 2012 and February 15, 2012, shareholder and officer, Dominick Livoti lent Panther Motors, Inc. $80,000 and $25,000 respectively. The loans were documented with Promissory Notes that mature on 12/31/2012 and are automatically renewable unless given 30 days written notice prior to maturity by the note holder. The notes are secured by the assets of the Company and call for 0.25% interest on the outstanding loan amount to be paid monthly.

On February 9, 2012 and February 24, 2012, shareholder and officer, Jinxiang Liu lent Panther Motors, Inc. $60,367 and $25,000 respectively. The loans were documented with promissory notes that mature on 12/31/2012 and are automatically renewable unless given 30 days written notice prior to maturity by the note holder. The notes are secured by the assets of the Company and call for 0.25% interest on the outstanding loan amount to be paid monthly.

17

PANTHER MOTOR GROUP INC AND SUBSIDIARY

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

SEPTEMBER 30, 2012

Note Payable

On January 24, 2012 the Panther Motors, Inc. received an additional $10,000 loan from Kevin Conlon, who had previously loaned Panther Motors Inc. $75,000 under a promissory note secured by inventory of the Company. The $10,000 tranche was received without a promissory note and there are no written repayment terms.

NOTE 4 – CHANGE IN CORPORATE TAX STATUS

In anticipation of an S1 filing to become a public company, the Company is seeking to change its tax status from an S-Corp to a C-Corp. The Company did not yet make the election but plans to do so previous to March 15, 2013.

NOTE 5 – PRIVATE PLACEMENT

In the third quarter of 2012, Panther Motor Group, Inc. executed a private offering of 2,500,000 shares at $0.40 per share. One investor invested $5,000 through this offering for the three months ended September 30, 2012.

NOTE 6 – SUBSEQUENT EVENTS

On December 15, 2012, the Company issued a promissory note in the principal amount of $25,000 to Fun Rentals Inc. The notes mature on 12/31/2012 and are automatically renewable unless given 30 days written notice prior to maturity by the note holder. The notes are secured by the assets of the Company and call for 0.25% interest on the outstanding loan amount to be paid monthly. Our CEO, Dominick Livoti, Jr., has voting control over Fun Rentals Inc.

18

PANTHER MOTOR GROUP INC AND SUBSIDIARY

BALANCE SHEETS

As of December 31, 2011 and 2010

	December 31,	December 31,
	2011	2010
ASSETS
Current Assets
Cash	$177,897	$20,124
Accounts Receivable (Net of Allowance for Doubtful Accounts of $5,048 and $4,665, Respectively)	81,699	88,630
Inventory	464,078	436,136

Total Current Assets	723,674	544,890

Property and Equipment, net	362,671	393,118

TOTAL ASSETS	$1,086,345	$938,008

LIABILITIES
Accounts Payable and Accrued Liabilities	$114,368	$60,683
Customer Deposits	44,792	0
Note Payable	75,000	0
Line of Credit	150,000	150,000
Total Current Liabilities	$384,160	$210,683

Related Party Loan Payable	200,853	200,853
Other Related Party Loan Payable	15,000	15,000
Total Liabilities	$600,013	$426,536

STOCKHOLDERS' EQUITY
Common stock (Par value $0.001, 100,000,000 shares authorized, 10,000,000 issued and outstanding as of as of December 31, 2011 and December 31, 2010.)	10,000	10,000
Additional Paid-in Capital	508,010	508,010
Accumulated Deficit	(31,678)	(6,538)
Total Stockholders' Equity	486,332	511,472

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,086,345	$938,008

See notes to financial statements.

19

PANTHER MOTOR GROUP INC AND SUBSIDIARY

STATEMENTS OF OPERATIONS

Years Ended December 31, 2011 and 2010

	2011	2010

Sales	$764,224	$758,998
Cost of Goods Sold	499,012	537,241

Gross Profit	265,212	221,757

Operating Expenses
General and Administrative	217,115	168,799
Depreciation and Amortization	54,733	53,087

Total Operating Expense	271,848	221,887

Operating Income (Loss)	(6,636)	(130)

Other Income and Expense
Interest Expense	8,504	8,954
Total Other Income and Expense	8,504	8,954

Net Income (Loss)	$(15,140)	$(9,084)

Weighted average common shares outstanding : 100

See notes to financial statements.

20

PANTHER MOTOR GROUP INC AND SUBSIDIARY

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

Years Ended December 31, 2011 and 2010

	Common Stock			Additional Paid-In	Accumulated	Total Stockholders
	Shares		Amount	Capital	Deficit	Equity
Balance at December 31, 2009		100	$10	$518,000	$49,611	$567,621

To eliminate all common stock of
Panther Motors Inc. prior to reverse
merger on June 1, 2012		(100)	(10)			(10)

To record issuance of founders' shares		5,000,000	5,000	(5,000)		-

To record issuance of stock in connection to reverse merger		5,000,000	5,000	(4,990)		10
Distribution to Shareholder					(47,065)	(47,065)
Net Loss					(9,084)	(9,084)
		10,000,000	$10,000	$508,010	$(6,538)	$511,472
Balance at December 31, 2010

Distribution to Shareholder					(10,000)	(10,000)
Net Income	$			$	$(15,140)	(15,140)
		10,000,000	$10,000	$508,010	$(31,678)	$486,332
Balance at December 31, 2011

See notes to financial statements.

21

PANTHER MOTOR GROUP INC. AND SUBSIDIARY

STATEMENTS OF CASH FLOWS

Years Ended December 31, 2011 and 2010

	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	$(15,140)	$(9,084)
Adjustments to reconcile net loss to cash used in operating activities
Depreciation and Amortization	54,733	53,087
Provision for Bad Debts	383	4,665
Noncash Distribution to Shareholder	-	(47,065)
Changes in Assets and Liabilities
Accounts Receivable	6,549	(73,722)
Inventory	(27,943)	151,743
Accounts Payable	53,685	(161,015)
Customer Deposits	44,792	-
Net cash provided by operating activities	117,059	(81,391)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Assets	(24,286)	(772)
Net cash used for investing activities	(24,286)	(772)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds From Related Party Loan	-	69,000
Repayment of Other Related Party Loan	-	(10,000)
Distribution to Shareholder	(10,000)	-
Loan Proceeds	75,000	-
Net cash provided by (used for) financing activities	65,000	59,000

NET CHANGE IN CASH	157,773	41,788

CASH AT BEGINNING OF PERIOD	20,124	43,286

CASH AT END OF PERIOD	$177,897	$20,124

Supplemental Disclosure:
Interest Paid	$8,504	$8,954

See notes to financial statements.

22

PANTHER MOTOR GROUP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR YEARS ENDED DECEMBER 31, 2011 and 2010

1.	DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Panther Motor Group, Inc. is a Nevada C-Corp that was formed on May 31, 2012. On June 1, 2012, Panther Motor Group, Inc. (Legal Acquiror, Accounting Acquiree) purchased Panther Motors, Inc. (Legal Acquiree, Accounting Acquiror). Panther Motors Inc., is a Florida based designer and manufacturer of a three-wheeled, two-seat, scooter known as The ScootCoupe.  The Company has sold over 1,000 vehicles since its inception in 2004 and currently services 43 rental fleets throughout the United States.

Basis of Presentation

The financial statements and accompanying notes are prepared in accordance with accounting principles generally accepted in the United States of America. The above transaction was recorded as reverse recapitalization and the financial statements presented herein, have been presented as if the merger had occurred at the beginning of the period being reported on.

A summary of the significant accounting policies consistently applied in the preparation of the accompanying consolidated condensed financial statements is as follows:

Management’s Use of Estimates and Assumptions

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of the assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated condensed financial statements, and the reported amounts of revenue and expense during the reporting periods.   Actual results may differ from those estimates and assumptions.

Reclassifications

Certain amounts reported in previous period have been reclassified to conform to the Company’s current period presentation.

Concentration of Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash and cash equivalents.  The Company places its cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of FDIC insurance limits. Management considers this to be an acceptable business risk.

Cash and Cash Equivalents

For the purposes of the Statement of Cash Flows, the Company considers liquid investments with an original maturity of three months or less to be cash equivalents.

 Accounts Receivable

The Company extends credit to customers without requiring collateral.  The Company uses the allowance method to provide for doubtful accounts based on management’s evaluations of the collectability of accounts receivable.  Management’s evaluation is based on the Company’s historical collection experience and a review of past-due amounts.  Based on management’s evaluation of collectability, there is a $5,048 and $4,664 allowance for doubtful accounts as of December 31, 2011 and 2010 respectively.  During the year ended December 31, 2011 and 2010, the Company wrote off $0 and $0, respectively, as uncollectible accounts receivables. The Company determines accounts receivable to be delinquent when past due agreed upon terms.  Accounts receivable are written off when it is determined that amounts are uncollectible.

23

PANTHER MOTOR GROUP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR YEARS ENDED DECEMBER 31, 2011 and 2010

Inventory

Inventory, consisting of finished goods and parts held for resale, are stated at the lower of cost or market.  Cost is determined using the specific identification method.  At December 31, 2011 and December 31, 2010, there was no allowance for obsolete inventory deemed necessary based on management’s estimate of the realizability of the inventory.

Property and Equipment

Property and equipment is stated at cost.  Depreciation and amortization expense is computed using the straight-line method over the estimated useful life of the related assets ranging from 7 to 10 years. When assets are sold or retired, their costs and accumulated depreciation are eliminated from the accounts and any gain or loss resulting from their disposal is included in the statement of operations.

The Company recognizes an impairment loss on property and equipment when evidence, such as the sum of expected future cash flows (undiscounted and without interest charges), indicates that future operations will not produce sufficient revenue to cover the related future costs, including depreciation, and when the carrying amount of the asset cannot be realized through sale. Measurement of the impairment loss is based on the fair value of the assets.

Impairment of Long-Lived Assets

The Company assesses long-lived assets, such as property and equipment and intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be fully recoverable. Recoverability of asset groups to be held and used in measured by a comparison of the carrying amount of an asset group to estimated undiscounted future cash flows expected to be generated by the asset group.  If the carrying amount exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of an asset group exceeds the fair value of the asset group. The Company evaluated its long-lived assets and no impairment charges were recorded for any of the periods presented.

Revenue Recognition

The Company recognizes revenue based on Account Standards Codification (“ASC”) 605 “Revenue Recognition” which contains Securities and Exchange Commission Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements’ and No. 104, “Revenue Recognition”. In all cases, revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, shipment has occurred, price is fixed or determinable and collectability of the resulting receivable is reasonably assured.  The Company had sales of $764,224 and $758,998 in revenue for the year ended December 31, 2011 and 2010, respectively.

Shipping and Handling Costs

The Company includes its outbound shipping and handling costs in General and Administrative Expenses.  Those costs were $62,422 and $44,650 for the year ended December 31, 2011 and 2010, respectively.  Inbound shipping and handling costs are included as an allocation to inventory.

Advertising Costs

Advertising costs were $0 and $6,599 for the year ended December 31, 2011 and 2010, respectively.

24

PANTHER MOTOR GROUP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR YEARS ENDED DECEMBER 31, 2011 and 2010

 Income Taxes

Conversion from an S Corporation to a C Corporation

The Company’s S-Corporation election terminated in connection with the expectation of the initial public offering of the Company’s common stock on January 1, 2012. From the Company’s inception in 2004 to December 2011, the Company was not subject to federal and state income taxes since it was operating as an S-Corporation.

Under the asset and liability method prescribed under ASC 740, Income Taxes, The Company will use the liability method of accounting for income taxes.  The liability method measures deferred income taxes by applying enacted statutory rates in effect at the balance sheet date to the differences between the tax basis of assets and liabilities and their reported amounts on the financial statements.  The resulting deferred tax assets or liabilities will be adjusted to reflect changes in tax laws as they occur.  A valuation allowance will be provided when it is more likely than not that a deferred tax asset will not be realized.

The Company will recognize the financial statement benefit of an uncertain tax position only after considering the probability that a tax authority would sustain the position in an examination. For tax positions meeting a "more-likely-than-not" threshold, the amount to be recognized in the financial statements will be the benefit expected to be realized upon settlement with the tax authority. For tax positions not meeting the threshold, no financial statement benefit will be recognized. As of December 31, 2011, the Company had no uncertain tax positions. The Company recognizes interest and penalties, if any, related to uncertain tax positions as general and administrative expenses. The Company currently has no federal or state tax examinations nor has it had any federal or state examinations since its inception. Tax years 2009, 2010 and 2011 are subject to federal and state tax examination.

Liquidity

As shown in the accompanying financial statements, the Company has incurred a net loss from operations of $15,140 for the year ended December 31, 2011 and incurred a net loss from operations of $9,084 for the year ended December 31, 2010.  As of December 31, 2011, the Company’s current assets exceed its current liabilities by $339,514, with cash and cash equivalents representing $177,897.

Recent Authoritative Accounting Pronouncements

In April 2010, the FASB issued Accounting Standard Update No. 2010-12, “Income Taxes” (Topic 740). In April 2010, the FASB issued Accounting Standards Update 2010-12 (ASU 2010-12),  IncomeTaxes (Topic 740): Accounting for Certain Tax Effects of the 2010 Health Care Reform Acts.   After consultation with the FASB, the SEC stated that it “would not object to a registrant incorporating the effects of the Health Care and Education Reconciliation Act of 2010 when accounting for the Patient Protection and Affordable Care Act”. The Company does not expect the provisions of ASU 2010-12 to have a material effect on the financial position, results of operations or cash flows of the Company.

In April 2010, the FASB issued Accounting Standards Update 2010-17 (ASU 2010-17), Revenue Recognition-Milestone Method (Topic 605): Milestone Method of Revenue Recognition. The amendments in this Update are effective on a prospective basis for milestones achieved in fiscal years, and interim periods within those years, beginning on or after June 15, 2010. Early adoption is permitted. If a vendor elects early adoption and the period of adoption is not the beginning of the entity’s fiscal year, the entity should apply the amendments retrospectively from the beginning of the year of adoption. The Company does not expect the provisions of ASU 2010-17 to have a material effect on the financial position, results of operations or cash flows of the Company.

In April 2010, the FASB issued Accounting Standards Update (ASU) No. 2010-18 “Receivables (Topic 310) – Effect of a Loan Modification When the Loan is Part of a Pool that is Accounted for as a Single Asset – a consensus of the FASB Emerging Issues Task Force.”  ASU 2010-18 provides guidance on account for acquired loans that has evidence of credit deterioration upon acquisition. It allows acquired assets with common risk characteristics to be accounted for in the aggregate as a pool.  ASU 2010-18 is effective for modifications of loans accounted for within pools under Subtopic 310-30 in the first interim or annual reporting period ending on or after July 15, 2010.  The Company does not expect ASU 2010-18 to have an impact on its financial condition, results of operations, or disclosures.

25

PANTHER MOTOR GROUP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR YEARS ENDED DECEMBER 31, 2011 and 2010

In May 2010, the FASB issued Accounting Standards Update 2010-19 (ASU 2010-19), Foreign Currency (Topic 830): Foreign Currency Issues: Multiple Foreign Currency Exchange Rates. The amendments in this Update are effective as of the announcement date of March 18, 2010. The Company does not expect the provisions of ASU 2010-19 to have a material effect on the financial position, results of operations or cash flows of the Company.

In June 2009, the Financial Accounting Standards Board (FASB) issued authoritative literature regarding Amendments to FASB Interpretation No. 46(R), which changes various aspects of accounting for and disclosures of interests in variable interest entities, and Accounting for Transfers of Financial Assets, which was issued in order to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor's continuing involvement, if any, in transferred financial assets.

In September 2009, the FASB modified the accounting for Multiple-Deliverable Revenue Arrangements and Certain Revenue Arrangements that Include Software Elements. These modifications alter the methods previously required for allocating consideration received in multiple-element arrangements to require revenue allocation based on a relative selling price method, including arrangements containing software components and non-software components that function together to deliver the product's essential functionality.

In January 2010, the FASB issued authoritative guidance regarding Improving Disclosures about Fair Value Measurements, which requires new and amended disclosure requirements for classes of assets and liabilities, inputs and valuation techniques and transfers between levels of fair value measurements and Accounting for Distributions to Shareholders with Components of Stock and Cash, which clarifies the accounting for distributions to shareholders that offer them the ability to elect to receive their entire distribution in cash or shares of equivalent value.

In July 2010, the FASB amended the requirements for Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses. As a result of these amendments, an entity is required to disaggregate by portfolio segment or class certain existing disclosures and provide certain new disclosures about its financing receivables and related allowance for credit losses. The new disclosures as of the end of the reporting period are effective for the fiscal year ending December 31, 2010, while the disclosures about activity that occurs during a reporting period are effective for the first fiscal quarter of 2011.

There were various other updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company's consolidated financial position, results of operations or cash flows.

Management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying consolidated financial statements..

2.	ACCOUNTS RECEIVABLE

Components of accounts receivable as of December 31, 2011 and 2010 are as follows:

	2011	2010
Accounts receivable	$86,747	$93,295
Allowance for doubtful accounts	(5,048)	(4,665)
Total	$81,699	$88,630

26

PANTHER MOTOR GROUP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR YEARS ENDED DECEMBER 31, 2011 and 2010

3.	PROPERTY AND EQUIPMENT

The Company’s property and equipment at December 31, 2011 and December 31, 2010 consists of the following:

	2011	2010
Machinery and equipment	$543,011	$527,511
Furniture and fixtures	8,785	0
Less accumulated depreciation	189,125	134,393
Property and Equipment, net	$362,671	$393,118

Depreciation expense included as a charge to income was $54,733 and $53,087 for the year ended December 31, 2011 and 2010, respectively.

4.	ACCOUNTS PAYABLE

Accounts payable at December 31, 2011 and 2010 are as follows:

	2011	2010
Accounts payable	$114,368	$60,683

5.	WORKING CAPITAL LINE OF CREDIT

Suntrust Revolver

On September 11, 2007, the Company, entered into a Loan Agreement (the “Loan Agreement”) with Suntrust Bank.  The Loan Agreement provides for a revolving line of credit to the Borrower equal to $150,000. The Company has the right to prepay loans under the Loan Agreement in whole or in part at any time. The Company is required to make monthly “interest-only” payments at the rate of 5% per annum. The Company has incurred interest expense of $7,604 and $7,604 for the year ended December 31, 2011 and 2010, respectively. As of December 31, 2011, the balance on the revolver was $150,000, with no additional availability.

6.	NOTES PAYABLE

A summary of notes payable at December 31, 2011 and December 31, 2010 is as follows:

	2011	2010
Note Payable – Kevin Conlon	$75,000	$-

Note Payable – Kevin Conlon

On December 16, 2011, the Company issued a promissory note in the principal amount of $75,000 to Kevin Conlon. The note bears interest at 12% per annum and matures on December 16, 2012.  The note required consecutive “interest only” monthly payments of $750 with a balloon payment due on December 16, 2012.    The note was collateralized by the finished goods inventory of the Company.

27

PANTHER MOTOR GROUP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR YEARS ENDED DECEMBER 31, 2011 and 2010

7.	NOTES PAYABLE - RELATED PARTIES

Note Payable –Dominick Livoti, Jr.

From the period August 3, 2004 through December 11, 2010, company co-founder, Dominick Livoti, Jr. periodically loaned the Company money culminating in a balance of $200,853 as of December 31, 2010. The note has no specific repayment terms and the Company may repay this note at any time, in whole or in part, without penalty or additional interest. The balance as of December 31, 2011 and December 31, 2010 was $200,853 and $200,853 respectively.

Note Payable –Dominick Livoti, Sr.

On January 10, 2008, Dominick Livoti, Sr. the father of company co-founder, Dominick Livoti, Jr., loaned the Company $25,000. The note requires monthly “interest only” payments of 0.5% of the principal balance. The Company may repay this note at any time, in whole or in part, without penalty or additional interest. On September 30, 2010 the Company repaid $10,000 of the original note. The balance as of December 31, 2011 and December 31, 2010 was $15,000 and $15,000 respectively.

8.	CAPITAL STOCK

The Company has authorized 1,000 shares of common stock, with a par value of $0.01 per share. As of December 31, 2011 and December 31, 2010, the Company has 1,000 and 1,000, respectively, of shares of common stock issued and outstanding. All of the common stock is owned by the two co-founders, Dominick Livoti, Jr. and Jinxiang Liu.

9.	INCOME TAXES

The Company adopted ASC 740, Subtopic 10 (formerly, FASB No. 109, Accounting for Income Taxes) which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. As of December 31, 2011 the tax base of the assets and liabilities was $189,584 less than the GAAP basis. Since the Company was an S-Corporation through the end of December 31, 2011, no deferred tax asset or liability has been recorded for this difference in basis.

10.	RELATED PARTY TRANSACTIONS

The Company has an outstanding receivable from Skate Shack Inc. (dba Fun Rentals), a wholly owned company of company co-founder’s spouse. The balance receivable was $5,706 and $0 as of December 31, 2011 and December 31, 2010. Sales to Fun Rentals were $74,457 and $25,872 for 2011 and 2010, respectively. Additionally, on December 31, 2010, the Company forgave a receivable from Fun Rental in the amount of $47,065 in which was treated as a non-cash shareholder distribution from the Company to Mr. Livoti.

The Company leases its warehouse and office space, on a month-to-month basis, from a company owned by co-founder, Jinxiang Liu.

11.	BUSINESS CONCENTRATION

Revenue from two (2) major customers accounted for $138,097 and from one (1) major customer accounted for $194,993 for the year ended December, 2011 and 2010, respectively.  These amounts represent 18% (12% and 6%, respectively) and 25% of the Company’s revenue for the year ended December 31, 2011 and 2010, respectively. As of December 31, 2011 and 2010, these customers accounted for 0% and 0% of accounts receivable, respectively.

28

PANTHER MOTOR GROUP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR YEARS ENDED DECEMBER 31, 2011 and 2010

Purchases from one (1) major supplier approximated $479,101and $284,985 for the year ended December 31, 2011 and 2010, respectively. These amounts represent 94% and 74% of the Company’s purchases for the year ended December 31, 2011 and 2011, respectively. As of December 31, 2011 and 2010, this supplier accounted for 33% and 50% of accounts payable, respectively.

12.	COMMITMENTS

Warehouse Lease Obligations

The Company has a month-to-month lease agreement with a related party for its warehouse and corporate offices located in Fort Lauderdale, FL.   There is no lease term expiration and no minimum future lease payments.

Rent expense for the year ended December, 2011 and 2010 totaled $43,946 and $49,397 respectively.

13.	SUBSEQUENT EVENTS

The Company evaluated for subsequent events through the issuance date of the Company’s financial statements and the following items were noted:

Note Payable Related Party - On January 30, 2012, Company co-founder, Dominick Livoti Jr., signed a promissory note for a loan made to the Company in the amount of $80,000. The note is non-interest bearing and is due December 31, 2012 and will automatically renew on the 31st day of December each year unless payee notifies borrow in writing 30 days in advance of maturity date.

Note Payable Related Party - On February 15, 2012, 2012, Company co-founder, Dominick Livoti Jr., signed a promissory note for a loan made to the Company in the amount of $25,000. The note is non-interest bearing and is due December 31, 2012 and will automatically renew on the 31st day of December each year unless payee notifies borrow in writing 30 days in advance of maturity date.

Note Payable Related Party - On February 9, 2012 and February 24, 2012, shareholder and officer, Jinxiang Liu lent the Company $60,367 and $25,000 respectively. The loans were documented with promissory notes that mature on 12/31/2012 and are automatically renewable unless given 30 days written notice prior to maturity by the note holder. The notes are secured by the assets of the Company and call for 0.25% interest on the outstanding loan amount to be paid monthly.

Note Payable- On January 24, 2012 the Panther Motors, Inc. received an additional $10,000 loan from Kevin Conlon, who had previously loaned Panther Motors Inc. $75,000 under a promissory note secured by inventory of the Company. The $10,000 tranche was received without a promissory note and there are no written repayment terms.

Share Exchange – On June 1, 2012, The Company issued 5,000,000 shares in exchange for all the outstanding stock in Panther Motors, Inc. As delineated in Note 1, this was recorded as a reverse recapitalization.

29

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULT OF OPERATIONS

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Overview

Panther Motor Group Inc., a Nevada corporation, was formed on May 31, 2012. Through our wholly-owned subsidiary, Panther Motors, Inc., a Florida corporation that was incorporated on August 11, 2004, we manufacture and provide service to economical and unique personal transport vehicles. Our current product is a personal transport known by the trademarked name ScootCoupe. It is marketed in three engine displacements, 49cc, 125cc, and 150cc, and distributed throughout the United States via fleet sales to commercial users and direct sales to retail consumers. We also provide part and technical services to our customer base as part of our core business. We derive 80 percent of our revenue from our 40 fleet customers in the form of vehicle and part sales, and the remaining 20 percent of revenue is derived from direct sales and parts to retail customers.

Plan of Operations

For the next twelve months, the Company plans to continue production and sales of its core products within the U.S. Additionally, the Company will continue to service existing fleet owners and expand its operations to additional fleet locations around the nation. In February 2013, we plan to introduce our new P50 ScootCoupe model into the U.S. market.

Furthermore, the Company plans to obtain approvals for the sale and use of its core products, the P50 and P150 ScootCoupe models, in the European market. The Company is seeking to establish a presence in the European market as a provider of recreational motor powered cycles.

Results of Operations

Nine Months Ended September 30, 2012 Compared with Nine Months Ended September 30, 2011

Revenues in the first nine months of 2012 were $512,209 compared with $601,642 in the first nine months of 2011, reflecting a decrease of14.86%. The decrease in revenues in the first nine months of 2012 was primarily attributable to a delay in EPA Certification of our 2013 models. Said certification has been issued and we are shipping product again as of July 20, 2012.

Cost of Revenue: Cost of Revenues in the first nine months of 2012 was $284,714, compared with $386,679 in the first nine months of 2011, reflecting decrease of 26.37%. The decrease in cost of sales in the first nine months of 2012 was primarily attributable to lower component pricing, higher sales prices and reduced assembly expenses..

Gross Profit: Gross Profit in the first nine months of 2012 was $227,495, compared with $214,963 in the first nine months of 2011, reflecting an increase of 5.83%. The increase in cost in gross profit in the first nine months of 2012 was primarily attributable to higher unit pricing, lower component pricing and lower assembly expenses.

SG&A Expenses: SG&A Expense in first 9 months of 2012 was $207,266, compared with $165,536 in 2011, reflecting an increase of 25.21%. The increase in SG&A Expenses in the first nine months of 2012 was primarily attributable to laboratory testing and EPA certification expenses of the new P50 model as well as increased accounting and legal fees associated with this offering.

Total Expenses: Total expenses in the first nine months of 2012 were $249,550, compared with $195,536 in 2011, reflecting an increase of 27.62%. The increase in total expenses was primarily attributable to fees paid for laboratory testing and EPA certification of the new P50 model and accounting, legal fees associated with this offering.

Gain from Operations: Loss from operations in first nine months of 2012 was $22,055, compared with a gain of $19,427 in 2011, reflecting a decrease of 213.53%. The decrease in gains from operation is primarily attributable to fees paid for EPA certification and laboratory testing of the new P50 model. Panther expects this model to be available for 5years before re-testing is required.

Other Expenses: Other expenses in the first nine months of 2012 was $13,755, compared to $6,383 in 2011, reflecting an increase of 115.49%. This increase was primarily attributable to interest paid on notes payable.

Net Gain: We incurred a net loss of $35,810 in the first nine months of 2012 compared to a net gain of $13,044 in the first nine months of 2011.

30

Fiscal 2011 Compared with Fiscal 2010

Revenue: Revenues in fiscal 2011 were $764,224, compared with $758,998 in fiscal 2010, reflecting an increase of .69%. The increase in revenues in fiscal 2011 was primarily attributable to a slight recovery in Gulf Region Sales.

Cost of Revenue: Cost of Revenues in fiscal 2011 were $499,012, compared with $537,241 in fiscal 2010, reflecting a decrease of 7%. The decrease in cost of sales in fiscal 2011 was primarily attributable to higher margins on replacement part sales.

Gross Profit: Gross profit in fiscal year 2011 was $265,212, compared to $221,757 in 2010, reflecting an increase of 19.60%. The increase was primarily attributable to higher sales pricing and lower costs.

SG&A Expenses: SG&A Expenses in fiscal 2011 were $217,115, compared with $168,799 in fiscal year 2010, reflecting an increase of 28.62%. This increase was primarily attributable to accounting &consulting expenses associated with the public offering, lobbying expenses and purchases of tools and equipment.

Total Expenses: Total expenses in fiscal 2011 were $271,848, compared with $221,887 in fiscal year 2010, reflecting an increase of 22.52%. This increase is primarily attributable to accounting and consulting expenses associated with the public offering as well as investments in tools and equipment.

Loss from Operations: Loss from operations in 2011 was $6,636, compared to a loss of $130 in 2010, reflecting an increase of $5,004.62. This increase was mainly attributable to accounting and consulting expenses associated with the public offering.

Net loss: We incurred a net loss of $15,140 or 1.98% of revenues in fiscal 2011 compared to a net loss of $9,084, or 1.20 % of revenues in fiscal 2010.

Liquidity and Capital Resources

As of September 30, 2012, we had cash and cash equivalents of approximately ($30,297). We have historically financed our operations primarily through net cash flow from operations and shareholder investment.

Net Cash provided by operating activities was a loss of $199,312 in the first nine months of 2012, as compared with a gain of $54,806 for the same period in 2011, reflecting a decrease of 463%. This decrease was primarily due to a deposit paid to the Company’s major suppliers for scooter cars and advance payments for engine purchases.

Net cash flow from investing activities was $0 in the first nine months of 2012, as compared to a loss of $28,895 for the same period in 2011, reflecting an decrease of 100%. This decrease was primarily due to Net cash flow from investing activities in 2012.

Net cash flow from financing activities was $51,712 for the first nine months of 2012, as compared to $(10,000) for the same period of 2011, reflecting an increase of 617%. This increase was due to a loan proceed.

Related Party Notes Payable

Note Payable –Dominick Livoti, Jr.

From the period August 3, 2004 through December 11, 2010, company co-founder, Dominick Livoti, Jr. periodically loaned the Company money culminating in a balance of $200,853 as of December 31, 2010. The note has no specific repayment terms and the Company may repay this note at any time, in whole or in part, without penalty or additional interest. The balance as of December 31, 2011 and December 31, 2010 was $200,853 and $200,853 respectively.

On January 31, 2012 and February 15, 2012, shareholder and officer, Dominick Livoti lent the Panther Motors, Inc. $80,000 and $25,000 respectively. The loans were documented with Promissory Notes that mature on 12/31/2012 and are automatically renewable unless given 30 days written notice prior to maturity by the note holder. The notes are secured by the assets of the Company and call for 0.25% interest on the outstanding loan amount to be paid monthly.

Note Payable –Dominick Livoti, Sr.

On January 10, 2008, Dominick Livoti, Sr. the father of company co-founder, Dominick Livoti, Jr., loaned the Company $25,000. The note requires monthly “interest only” payments of 0.5% of the principal balance. The Company may repay this note at any time, in whole or in part, without penalty or additional interest. On September 30, 2010 the Company repaid $10,000 of the original note. The balance as of December 31, 2011 and December 31, 2010 was $15,000 and $15,000 respectively.

Note Payable – Jinxiang Liu

On February 9, 2012 and February 24, 2012, shareholder and officer, Jinxiang Liu lent the Panther Motors, Inc. $60,367 and $25,000 respectively. The loans were documented with promissory notes that mature on 12/31/2012 and are automatically renewable unless given 30 days written notice prior to maturity by the note holder. The notes are secured by the assets of the Company and call for 0.25% interest on the outstanding loan amount to be paid monthly.

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Note Payable - Fun Rentals Inc.

On December 15, 2012, the Company issued a promissory note in the principal amount of $25,000 to Fun Rentals Inc. The notes mature on 12/31/2012 and are automatically renewable unless given 30 days written notice prior to maturity by the note holder. The notes are secured by the assets of the Company and call for 0.25% interest on the outstanding loan amount to be paid monthly. Our CEO, Dominick Livoti, Jr., has voting control over Fun Rentals Inc.

Note Payable

On December 16, 2011, the Company issued a promissory note in the principal amount of $75,000 to Kevin Conlon. The note bears interest at 12% per annum and matures on December 16, 2012.  The note required consecutive “interest only” monthly payments of $750 with a balloon payment due on December 16, 2012.    The note was collateralized by the finished goods inventory of the Company. On January 24, 2012 the Company received an additional $10,000 loan from Kevin Conlon. The $10,000 tranche was received without a promissory note and there are no written repayment terms.

Suntrust Revolver

On September 11, 2007, the Company, entered into a Loan Agreement (the “Loan Agreement”) with Suntrust Bank. The Loan Agreement provides for a revolving line of credit to the Borrower equal to $150,000. The Company has the right to prepay loans under the Loan Agreement in whole or in part at any time. The Company is required to make monthly “interest-only” payments at the rate of 5% per annum. The Company has incurred interest expense of $7,604 and $7,604 for the year ended December 31, 2011 and 2010, respectively. As of December 31, 2011, the balance on the revolver was $150,000, with no additional availability. On March, 9, 2012, the revolver balance of $150,000 was converted into a 5 year term loan with an interest rate of 6% per annum.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Critical Accounting Policies and Estimates

Basis of Presentation

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is designed to assure, among other items, that (1) recorded transactions are valid; (2) all valid transactions are recorded and (3) transactions are recorded in the period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the company for the respective periods being presented.

Use of Estimates

The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. A change in managements’ estimates or assumptions could have a material impact on the Company’s financial condition and results of operations during the period in which such changes occurred.

Actual results could differ from those estimates. The Company’s financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable, if any, is carried at the expected net realizable value. The allowance for doubtful accounts, when determined, will be based on management's assessment of the collectability of specific customer accounts and the aging of the accounts receivables. If there were a deterioration of a major customer's creditworthiness, or actual defaults were higher than historical experience, our estimates of the recoverability of the amounts due to us could be overstated, which could have a negative impact on operations.

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Revenue Recognition

Service revenue is recognized in the period services are rendered and earned under service arrangements with clients where service fees are fixed or determinable and collectability is reasonably assured. The Company’s service revenue is largely attributable professional engineering services where the fee is based on the billable rate of the employees.

Advertising

Advertising expenses are recorded as sales and marketing expenses when they are incurred.

Research and Development

All research and development costs are expensed as incurred.

Income Tax

We are subject to state and federal income taxes in the U.S. Significant judgment is required in evaluating our uncertain tax positions and determining our provision for income taxes. In accordance with FASB ASC Topic 740, “Income Taxes,” we provide for the recognition of deferred tax assets if realization of such assets is more likely than not.

Fair Value Measurements

In January 2010, the FASB ASC Topic 825, Financial Instruments, requires disclosures about fair value of financial instruments in quarterly reports as well as in annual reports.  For the Company, this statement applies to certain investments and long-term debt.  Also, the FASB ASC Topic 820, Fair Value Measurements and Disclosures, clarifies the definition of fair value for financial reporting, establishes a framework for measuring fair value and requires additional disclosures about the use of fair value measurements.

Various inputs are considered when determining the value of the Company’s investments and long-term debt.  The inputs or methodologies used for valuing securities are not necessarily an indication of the risk associated with investing in these securities.  These inputs are summarized in the three broad levels listed below.

•	Level 1 – observable market inputs that are unadjusted quoted prices for identical assets or liabilities in active markets.
•	Level 2 – other significant observable inputs (including quoted prices for similar securities, interest rates, credit risk, etc…).
•	Level 3 – significant unobservable inputs (including the Company’s own assumptions in determining the fair value of investments).

The Company’s adoption of FASB ASC Topic 825 effectively at the inception did not have a material impact on the Company’s financial statements.

The carrying value of financial assets and liabilities recorded at fair value is measured on a recurring or nonrecurring basis. Financial assets and liabilities measured on a non-recurring basis are those that are adjusted to fair value when a significant event occurs. The Company had no financial assets or liabilities carried and measured on a nonrecurring basis during the reporting periods. Financial assets and liabilities measured on a recurring basis are those that are adjusted to fair value each time a financial statement is prepared. The Company does not have financial assets as an investment carried at fair value on a recurring basis as of December 31, 2011.

The availability of inputs observable in the market varies from instrument to instrument and depends on a variety of factors including the type of instrument, whether the instrument is actively traded, and other characteristics particular to the transaction. For many financial instruments, pricing inputs are readily observable in the market, the valuation methodology used is widely accepted by market participants, and the valuation does not require significant management discretion. For other financial instruments, pricing inputs are less observable in the market and may require management judgment. As of December 31, 2011, the Company has assets and liabilities in cash, various receivables, property and equipments, and various payables. Management believes that they are being presented at their fair market value.

Basic and diluted earnings per share

Basic earnings per share are based on the weighted-average number of shares of common stock outstanding.  Diluted earnings per share is based on the weighted-average number of shares of common stock outstanding adjusted for the effects of common stock that may be issued as a result of the following types of potentially dilutive instruments:

•	Warrants,
•	Employee stock options, and
•	Other equity awards, which include long-term incentive awards.

The FASB ASC Topic 260, Earnings per Share, requires the Company to include additional shares in the computation of earnings per share, assuming dilution.

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Diluted earnings per share are based on the assumption that all dilutive options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options are assumed to be exercised at the time of issuance, and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Stock Based Compensation

For purposes of determining the variables used in the calculation of stock compensation expense under the provisions of FASB ASC Topic 505, “Equity” and FASB ASC Topic 718, “Compensation — Stock Compensation,” we perform an analysis of current market data and historical company data to calculate an estimate of implied volatility, the expected term of the option and the expected forfeiture rate. With the exception of the expected forfeiture rate, which is not an input, we use these estimates as variables in the Black-Scholes option pricing model. Depending upon the number of stock options granted any fluctuations in these calculations could have a material effect on the results presented in our statement of operations and other comprehensive income. In addition, any differences between estimated forfeitures and actual forfeitures could also have a material impact on our financial statements.

Recent Accounting Pronouncements

In May 2011, the FASB issued ASU 2011-04, “Fair Value Measurement (Topic 820), Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS”.  The amendment results in a consistent definition of fair value and ensures the fair value measurement and disclosure requirements are similar between GAAP and International Financial Reporting Standards (“IFRS”). This amendment changes certain fair value measurement principles and enhances the disclosure requirements particularly for Level 3 fair value measurements. This amendment will be effective for the Company on January 1, 2012. Based on current operations, the adoption is not expected to have a material effect on the Company’s consolidated financial position or results of operations.

In December 2011, the FASB issued ASU 2011-11, “Balance Sheet (Topic 210), Disclosures about Offsetting Assets and Liabilities”.  The guidance in this update requires the Company to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position.  The pronouncement is effective for fiscal years and interim periods beginning on or after January 1, 2013 with retrospective application for all comparative periods presented.  The Company’s adoption of the new standard is not expected to have a material effect on the Company’s consolidated financial position or results of operations.

JOBS Act

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, reduce certain reporting requirements for qualifying public companies. As an “emerging growth company” we may delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. We intend to take advantage of the benefits of this extended transition period. To the extent we do so, our financial statements may not be comparable to companies that comply with such new or revised accounting standards.

Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company”, we choose to rely on such exemptions we may not be required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis), and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of our initial public offering or until we are no longer an “emerging growth company,” whichever is earlier.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name and age of officers and director as of January 7, 2013.

Name	Age	Position
Dominick Livoti	51	Chief Executive Officer, President, Secretary, Treasurer and Director
Jinxiang Liu	50	Vice President and Director

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years.

Dominick Livoti has served as the Chief Executive Officer, President, Secretary, Treasurer and Director of the Company since May 31, 2012. Mr. Livoti holds a degree in Criminal Justice with a minor in Business Administration from C.W. Post University. From 1979 to 1983, Mr. Livoti founded and operated Lightning Tree Services, located in Bellmore, New York. From 2001 to the present, Mr. Livoti founded Fun Rentals, located in Deerfield Beach Florida. Fun Rentals has locations in Deerfield Beach, Fort Lauderdale, Key West, St. Augustine and Captiva Island Florida. Fun Rentals is a leading provider of recreational products for tourists in Florida. Mr. Livoti co-founded Panther Motors, Inc. in 2004, and served as the Chief Executive Officer and director since its founding.

Jinxiang. Liu has served as the Vice President and Director of the Company since May 31, 2012. Mr. Liu holds a degree in engineering from Bejing University. In 1995, Mr. Liu moved to Florida and opened a chain of video rental stores. Mr. Liu sold this business in 2001. Mr. Liu co-founded Panther Motors, Inc. in 2004, and served as the Director and President of Manufacturing since its founding.

  Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
•	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;
•	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;
•	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;
•	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
•	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934, as amended (“Exchange Act”)), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the Commission.

Term of Office

Our directors shall be elected at the annual meeting of the stockholders or at a special meeting called for that purpose. Each director shall hold such office until his successor is elected and qualified or until his earlier resignation or removal. Any vacancy occurring on the board of directors and any directorship to be filled by reason of an increase in the board of directors may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director. Such newly elected director shall hold such office until his successor is elected and qualified or until his earlier resignation or removal.

Any officer elected or appointed by the board of directors may be removed at any time by the board of directors. Any officer appointed by the chairman may be removed at any time by the board of directors or the chairman. Any officer may resign at any time by giving written notice of his resignation to the chairman or to the secretary. Any vacancy occurring in any office of chairman of the board, president, vice president, secretary or treasurer shall be filled by the board of directors. Any vacancy occurring in any other office may be filled by the chairman.

Family Relationships

There are no family relationships among any of our officers or directors.

Employment Agreements

We do not have any employment agreements with any of our named executive officers or directors.

Consulting Agreements

We do not have any consulting agreements with any of our named executive officers or directors.

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Involvement in Certain Legal Proceedings

Certain conditions may exist as of the date the financial statements are issued. These conditions may result in a future loss to us but which will only be resolved when one or more future events occur or fail to occur. We and our legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against us or unasserted claims that may result in such proceedings, our legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

To the best of our knowledge, none of our directors or executive officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree, or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Certain Relationships and Related Transactions, and Director Independence – Transactions with Related Persons,” none of our directors, director nominees, or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates, or associates which are required to be disclosed pursuant to the rules and regulations of the Commission.

EXECUTIVE COMPENSATION

The following sets forth information with respect to the compensation awarded or paid to Dominick Livoti, our CEO, President, Secretary, and Treasurer, and Jinxiang Liu, Vice President for all services rendered in all capacities to us in fiscal 2011.  These executive officers are referred to as the “named executive officers” throughout this report.

Summary Compensation Table

The following table sets forth information regarding each element of compensation that we paid or awarded to our named executive officers for fiscal 2011.

Name and Principal Position	Year	Salary	Bonus	Stock Awards ($)	Option Awards	Non- Qualified Deferred Compensation Earnings	All Other Compensation	Totals ($)
Dominick Livoti, Chief Executive Officer, President, Secretary, and Treasurer	2011	$0	$0	$0	$0	$0	$0	$0
Jinxiang Liu, Vice President	2011	$0	$0	$0	$0	$0	$0	$0

Outstanding Equity Awards at Fiscal Year-End Table

We had no outstanding equity awards as of the end of fiscal 2011.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of January 7, 2013 with respect to the holdings of: (1) each person known to us to be the beneficial owner of more than 5% of our common stock; (2) each of our directors, nominees for director and named executive officers; and (3) all directors and executive officers as a group. To the best of our knowledge, each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated.

Name of Beneficial Owner and Address (1)	Amount and Nature of Beneficial Ownership of Common Stock	Percent of Common Stock (2)
5% Shareholders
Cardinal Advisors, LLC(3)	1,500,000	6.66%
Directors and Executive Officers
Dominick Livoti	10,000,000	44.41%
Jinxiang Liu	10,000,000	44.41%
All directors and officers as a group (2 people)	10,000,000	88.82%

(1)	Unless otherwise noted, the address of each beneficial owner is c/o Panther Motor Group, Inc. 10358 West McNab Road Tamarac, Florida 33321
(2)	Based on 22,516,500 shares of common stock issued and outstanding as of January 7, 2013. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.
(3)	This amount includes 600,000 shares of common stock that has not yet vested according to the Company’s corresponding consulting agreement.

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TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Transactions with Related Persons

The Company has an outstanding receivable from Skate Shack Inc/dba Fun Rentals., a wholly owned company of the spouse of company co-founder Dominick Livoti, Jr. The balance receivable was $5,706 and $0 as of December 31, 2011 and December 31, 2010. Sales to Skate Shack, Inc. were $74,457 and $25,872 for 2011 and 2010, respectively. Additionally, on December 31, 2010, the Company forgave a receivable from Skate Shack, Inc. in the amount of $47,065 in which was treated as a non-cash shareholder distribution from the Company to Mr. Livoti.

The Company leases its warehouse and office space, on a month-to-month basis, from a company owned by co-founder, Jinxiang Liu.

Item 12A. Disclosure of Commission Position on Indemnification of Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

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2,516,500 SHARES OF COMMON STOCK

PANTHER MOTOR GROUP, INC.

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is [                 ] __, 2013

PART II   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

Securities and Exchange Commission registration fee	$68.65
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$0
Accounting fees and expenses	$2,500
Legal fees and expense	$30,000
Blue Sky fees and expenses	$1,950
Total	$34,518.65

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers

Our directors and officers are indemnified as provided by the Nevada corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Item 15. Recent Sales of Unregistered Securities

We were incorporated in the State of Nevada on May 31, 2012. In connection with incorporation, we issued 10,000,000 shares of common stock to our founders. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and were issued as founders shares. These shares of our common stock qualified for exemption under Section 4(2) of the Act since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Act for this transaction.

On June 1, 2012, we issued 10,000,000 shares of common stock to the owners of Panther Motors, Inc. in exchange for 1,000 shares of Panther Motors, Inc. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and were issued as founders shares. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In 2012, we issued 516,500 shares in a private offering pursuant to Regulation D Rule 506 at an offering price of $0.20 per share. The Common Stock issued in this offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. §230.506:

(A)	No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B)	At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

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(C)	Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D)	The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(E)	None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

In 2012, we issued 2,000,000 shares in exchange for services rendered. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and were issued as founders shares. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

Item 16. Exhibits and Financial Statement Schedules

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation
3.2	By-Laws
5.1	Opinion of Anslow & Jaclin, LLP.*
23.1	Consent of Lake & Associates CPA’s.

* To be filed by amendment.

Item 17. Undertakings

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

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iii.  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, there onto duly authorized, in the City of Tamarac, State of Florida, on November 21, 2012.

PANTHER MOTOR GROUP, INC.

By:	/s/Dominick Livoti
Dominick Livoti
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Dominick Livoti	Chief Executive Officer and Director	January __, 2013.
Dominick Livoti

/s/Jinxiang Liu	Vice President and Director	January __, 2013.
Jinxiang Liu

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